As filed with the Securities and Exchange Commission on August 30, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2005

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31908	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 30, 2005, Catellus Development Corporation (“Catellus”) sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Catellus equity securities as well as a blackout period that will be imposed on all transactions involving the Catellus Company Stock Fund (the “Fund”) under the Catellus Development Corporation Profit Sharing and Savings Plan (the “Plan”) due to the pending merger of Catellus into a subsidiary of ProLogis (the “Merger”) and the resulting exchange of all shares of Catellus common stock for ProLogis common shares, cash or a combination of both in accordance with the Agreement and Plan of Merger, dated as of June 5, 2005, as amended, to which Catellus and ProLogis are parties The blackout period applies only to transactions in Catellus’ equity securities and will not affect the ProLogis common shares that directors and executive officers may receive in connection with the Merger.

The notice stated that the blackout period for transactions involving the Fund is expected to begin during the week of September 12, 2005, and end during the week of September 20, 2005. During the blackout period and for a period of two years after the ending date of the blackout period, security holders and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to SEI Investments at 1 Freedom Valley Drive, P.O. Box 1100, Oaks, Pennsylvania 19456.

A copy of the notice dated August 30, 2005, which was provided to Catellus’ directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.04.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Notice of Blackout Period to Directors and Executive Officers of Catellus Development Corporation, dated August 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated August 30, 2005	By:	/s/ C. William Hosler
	Name:	C. William Hosler
	Title:	Senior Vice President and Chief Financial Officer